Cimarex Reports Third Quarter 2015 Results

Company's First Meramec Long Lateral tests 16.0 MMcfe/day

DENVER, Nov. 3, 2015 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported a third quarter 2015 net loss of $763.3 million, or $8.21 per diluted share, including a non-cash impairment of oil and gas properties. The adjusted third quarter net loss was $14.4 million, or $0.15 per diluted share.(1) Third quarter 2015 adjusted cash flow from operations was $178.6 million versus $439.7 million a year ago.(1)

Total company production averaged 979 million cubic feet equivalent (MMcfe) per day during the third quarter, a four percent increase from third quarter 2014. Year-over-year oil volumes grew 15 percent, natural gas volumes decreased one percent and natural gas liquids (NGL) volumes were up one percent.

Commodity prices impacted Cimarex's financial results for the quarter. Realized oil prices averaged $41.89 per barrel, down 52 percent versus a year ago and 17 percent sequentially. Natural gas prices were down 35 percent year-over-year and averaged $2.68 per thousand cubic feet (Mcf) compared to $4.10 per Mcf. NGL prices averaged $12.19 per barrel, down 64 percent from the third quarter of 2014 and 17 percent sequentially. (See table of Average Realized Price by Region below.)

Cimarex invested $184 million in exploration and development during the third quarter, which was primarily funded with cash flow from operations. Total debt at September 30, 2015, remained at $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $899 million. Debt was 30 percent of total capitalization(2). In October 2015, we entered into a new senior unsecured revolving credit facility which matures October 16, 2020. The credit facility has aggregate commitments of $1.0 billion, no borrowing base and a single financial covenant of debt to capital ratio not to exceed 65 percent.

Total company production for the fourth quarter 2015 is projected to average 980-1,010 MMcfe per day. Incorporating updated fourth quarter guidance, full year production is now estimated to average 983-991 MMcfe per day, a mid-point increase of 14 percent over 2014. Capital investment for exploration and development is estimated to be $900-$950 million in 2015, down from previous guidance of $1.0 billion.

Expenses per Mcfe of production for the remainder of 2015 are estimated to be:

Production expense	$0.77 - $0.87
Transportation, processing and other expense	0.45 - 0.55
DD&A and ARO accretion	1.65 - 1.85
General and administrative expense*	0.23 - 0.27
Taxes other than income (% of oil and gas revenue) *Includes $0.05/Mcfe related to a charitable contribution commitment.	5.5 - 6.0%

Operations Update
Cimarex invested $184 million in exploration and development during the third quarter bringing the total for the first nine months of 2015 to $683 million. Year-to-date, 59 percent has been invested in the Permian Basin and 40 percent in the Mid-Continent. We completed 56 gross (14 net) wells during the quarter. At September 30, 60 gross (27 net) wells were awaiting completion. Cimarex is currently operating seven drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Gross wells
Permian Basin	4	36	72	117
Mid-Continent	52	30	82	106
Other	—	-	-	2
	56	66	154	225
Net wells
Permian Basin	4	27	52	78
Mid-Continent	10	9	19	43
Other	—	-	-	1
	14	36	71	122

Permian Region
Production from the Permian region averaged 562.4 MMcfe per day in the third quarter, a 38 percent increase over third quarter 2014. Quarterly oil volumes increased 24 percent year-over-year to 42,367 barrels per day and accounted for 45 percent of the region's total production for the quarter.

Cimarex completed and brought on production four gross (four net) wells in the Permian region during the third quarter. On September 30, there were seven gross (five net) wells waiting on completion in the Delaware Basin.

Cimarex now has 13 long-lateral Wolfcamp D wells producing in Culberson County, Texas, up two from our last report. These 10,000-foot laterals had an average 30-day initial gross peak production rate of 2,308 BOE per day (46 percent gas, 29 percent NGL, 25 percent oil).

Mid-Continent
Activity in the Mid-Continent region was focused in the Cana area in western Oklahoma, where 52 gross (ten net) wells were completed and brought on production during the third quarter. At the end of the quarter, 53 gross (22 net) wells were waiting on completion. Third quarter production from the Cana area averaged 321.6 MMcfe per day, representing 33 percent of total company production. Total Mid-Continent production averaged 405.3 MMcfe per day for the third quarter of 2015.

In the Meramec formation, Cimarex completed its first 10,000-foot lateral. The Clayton 1HX had an average 30-day initial peak production rate of 16.0 MMcfe per day (57 percent gas, 28 percent NGL, 15 percent oil). In addition, Cimarex now has eleven 5,000-foot Meramec wells on production which have an average 30-day initial gross peak production rate of 9.3 MMcfe per day (47 percent gas, 29 percent oil, 24 percent NGL).

Average daily production and commodity price for Cimarex by region are summarized below:

DAILY PRODUCTION BY REGION

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Permian Basin
Gas (MMcf)	197.6	126.6	179.3	117.6
Oil (Bbls)	42,367	34,299	44,632	33,090
NGL (Bbls)	18,430	12,634	16,938	11,144
Total Equivalent (MMcfe)	562.4	408.1	548.7	383.0

Mid-Continent
Gas (MMcf)	260.8	333.3	272.6	284.9
Oil (Bbls)	6,981	8,158	7,197	7,166
NGL (Bbls)	17,093	22,604	17,823	18,475
Total Equivalent (MMcfe)	405.3	517.9	422.7	438.8

Total Company
Gas (MMcf)	464.3	468.4	458.9	411.7
Oil (Bbls)	49,951	43,376	52,480	41,450
NGL (Bbls)	35,815	35,627	35,056	30,151
Total Equivalent (MMcfe)	978.9	942.4	984.1	841.3

AVERAGE REALIZED PRICE BY REGION

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Permian Basin
Gas ($ per Mcf)	2.75	4.16	2.66	4.70
Oil ($ per Bbl)	42.04	85.43	45.31	89.47
NGL ($ per Bbl)	10.80	30.81	12.28	32.98

Mid-Continent
Gas ($ per Mcf)	2.63	4.07	2.63	4.59
Oil ($ per Bbl)	40.74	94.09	44.32	96.13
NGL ($ per Bbl)	13.66	35.93	15.88	38.04

Total Company
Gas ($ per Mcf)	2.68	4.10	2.65	4.62
Oil ($ per Bbl)	41.89	87.27	45.22	90.87
NGL ($ per Bbl)	12.19	34.08	14.13	36.10

Other
The following table summarizes the company's current open hedge positions:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
Gas:
2016
PEPL Collars (3)
Volume (MMBtu)	910,000	910,000	920,000	920,000	3,660,000
Wtd Avg Floor	$ 2.70	$ 2.70	$ 2.70	$ 2.70	$ 2.70
Wtd Avg Ceiling	$ 2.85	$ 2.85	$ 2.85	$ 2.85	$ 2.85

El Paso Perm Collars (3)
Volume (MMBtu)	1,820,000	1,210,000	920,000	920,000	4,870,000
Wtd Avg Floor	$ 2.75	$ 2.75	$ 2.75	$ 2.75	$ 2.75
Wtd Avg Ceiling	$ 3.12	$ 3.09	$ 3.06	$ 3.06	$ 3.09

2017
El Paso Perm Collars(3)
Volume (MMBtu)	900,000	910,000	-	-	1,810,000
Wtd Avg Floor	$ 2.75	$ 2.75	$ -	$ -	$ 2.75
Wtd Avg Ceiling	$ 3.36	$ 3.36	$ -	$ -	$ 3.36

	First	Second	Third	Fourth
Oil:	Quarter	Quarter	Quarter	Quarter	Total

2016
WTI Oil Three-Way Collars (4)
Volume (Bbl)	273,000	273,000	276,000	276,000	1,098,000
Floor sold (put) $	$ 40.00	$ 40.00	$ 40.00	$ 40.00	$ 40.00
Floor purchased (put) $	$ 50.00	$ 50.00	$ 50.00	$ 50.00	$ 50.00
Ceiling sold (call) $	$ 60.00	$ 60.00	$ 60.00	$ 60.00	$ 60.00

Conference call and webcast
Cimarex will host a conference call Wednesday, November 4, at 11:00 a.m. EST. The call will be webcast and accessible on the company's website at www.cimarex.com. To participate in the live, interactive call, please dial 1-866-367-3053 ten minutes before the scheduled start time (international callers dial 1-412-902-4216). A replay will be available for one week following the call by dialing 1-877-344-7529 (international callers dial 1-412-317-0088); conference I.D. 10073620. The replay will also be available on the company's website or via the Cimarex App.

Investor Presentation
For more details on Cimarex's third quarter 2015 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the company is providing a revised "2015 Outlook", which contains projections for certain 2015 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; declines in the values of our oil and gas properties resulting in impairments; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to emissions and hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in two major geographic areas; the success of the company's risk management activities; title to properties; litigation; environmental liabilities; the ability to complete property sales or other transactions; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

www.cimarex.com

__________________________________

(1) Adjusted net income (loss) and adjusted cash flow from operations are non-GAAP financial measures. See below for a reconciliation of the related amounts.
(2) Reconciliation of debt to total capitalization, which is a non-GAAP measure, is: long-term debt of $1.5 billion divided by long-term debt of $1.5 billion plus stockholders' equity of $3.4 billion.
(3) PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and El Paso Perm is El Paso Permian Basin index both as quoted in Platt's Inside FERC.
(4) WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2015		2014	2015		2014
	(in thousands, net of tax, except per share data)

Net income (loss)	$(763,284)		$144,315	$(1,778,440)		$431,412
Impairment of oil and gas properties	750,185		—	1,748,024		—
Mark-to-market (gain) loss on open derivative positions	(1,260)		(5,938)	(1,260)		1,852
Gain on sale of midstream assets	—		(4,202)	—		(4,202)
Adjusted net income (loss)	$(14,359)		$134,175	$(31,676)		$429,062
Diluted earnings (loss) per share	$(8.21)		$1.65	$(19.14)		$4.94
Adjusted diluted earnings (loss) per share *	$(0.15)		$1.53	$(0.35)		$4.91

Diluted shares attributable to common stockholders and participating securities	92,969	**	87,393	92,969	**	87,402
Estimated tax rates utilized	36.5%		37.1%	36.5%		37.1%

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted item because management believes this item affects the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income (loss) to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies.
b) Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts.
*	Earnings (loss) per share are based on actual figures rather than the rounded figures presented
**	Participating securities and other dilutive shares are not included in the diluted share computation when a loss exists.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands)
Net cash provided by operating activities	$206,001	$502,201	$576,546	$1,271,970
Change in operating assets and liabilities	(27,448)	(62,453)	41,310	19,782
Adjusted cash flow from operations	$178,553	$439,748	$617,856	$1,291,752

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands)
Acquisitions:
Proved (*)	$2	$—	$(2,226)	$144,516
Unproved (*)	2,237	—	(5,511)	114,732
	2,239	—	(7,737)	259,248

Exploration and development:
Land and Seismic	10,000	34,697	37,965	143,891
Exploration and development	174,270	424,861	644,796	1,280,036
	184,270	459,558	682,761	1,423,927

Sale proceeds:
Proved	(24,031)	(271,954)	(26,336)	(272,177)
Unproved	(6,201)	(174,403)	(12,412)	(175,303)
	(30,232)	(446,357)	(38,748)	(447,480)

	$156,277	$13,201	$636,276	$1,235,695

*	The negative amounts in 2015 reflect purchase price adjustments related to an acquisition in second quarter 2014.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

	(in thousands, except per share data)

Revenues:
Oil sales	$192,501	$348,276	$647,850	$1,028,229
Gas sales	114,649	176,539	331,985	519,139
NGL sales	40,159	111,701	135,236	297,128
Gas gathering and other, net	8,746	13,224	26,269	41,129
	356,055	649,740	1,141,340	1,885,625
Costs and expenses:
Impairment of oil and gas properties	1,180,649	—	2,751,535	—
Depreciation, depletion, amortization and accretion	188,269	220,779	626,276	596,567
Production	69,334	89,084	222,145	250,310
Transportation, processing, and other operating	46,290	54,573	129,645	145,299
Gas gathering and other	8,429	8,588	28,599	27,413
Taxes other than income	19,717	33,510	67,678	99,454
General and administrative	20,413	20,240	50,405	57,523
Stock compensation	4,737	3,603	14,880	10,875
(Gain) loss on derivative instruments, net	(1,968)	(9,229)	(1,968)	8,960
Other operating (income) expense, net	60	(181)	844	34
	1,535,930	420,967	3,890,039	1,196,435

Operating income (loss)	(1,179,875)	228,773	(2,748,699)	689,190

Other (income) and expense:
Interest expense	20,313	19,751	60,636	48,524
Amortization of deferred financing costs	1,103	1,128	3,333	3,121
Capitalized interest	(7,100)	(10,005)	(25,087)	(25,870)
Other, net	(2,375)	(11,123)	(9,814)	(22,207)

Income (loss) before income tax	(1,191,816)	229,022	(2,777,767)	685,622
Income tax expense (benefit)	(428,532)	84,707	(999,327)	254,210

Net income (loss)	$(763,284)	$144,315	$(1,778,440)	$431,412

Earnings (loss) per share to common stockholders:

Basic	$(8.21)	$1.65	$(19.14)	$4.94
Diluted	$(8.21)	$1.65	$(19.14)	$4.94

Dividends per share	$0.16	$0.16	$0.48	$0.48

Shares attributable to common stockholders:
Unrestricted common shares outstanding	92,969	85,643	92,969	85,643
Diluted common shares	92,969	85,779	92,969	85,788

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	N/A*	87,257	N/A*	87,257
Fully diluted shares	N/A*	87,393	N/A*	87,402

Comprehensive income (loss):
Net income (loss)	$(763,284)	$144,315	$(1,778,440)	$431,412
Other comprehensive income (loss):
Change in fair value of investments, net of tax	(609)	(123)	(800)	(139)
Total comprehensive income (loss)	$(763,893)	$144,192	$(1,779,240)	$431,273

*	Due to the net loss, shares of 94,568, which include participating securities, are not considered in the loss per share calculation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$(763,284)	$144,315	$(1,778,440)	$431,412
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Impairment of oil and gas properties	1,180,649	—	2,751,535	—
Depreciation, depletion, amortization and accretion	188,269	220,779	626,276	596,567
Deferred income taxes	(443,469)	84,707	(1,014,264)	254,210
Stock compensation	4,737	3,603	14,880	10,875
(Gain) loss on derivative instruments	(1,968)	(9,229)	(1,968)	8,960
Settlements on derivative instruments	—	(211)	—	(6,015)
Changes in non-current assets and liabilities	13,401	563	16,343	(1,873)
Amortization of deferred financing costs and other, net	218	(4,779)	3,494	(2,384)
Changes in operating assets and liabilities:
Receivables, net	59,310	18,611	151,783	(63,091)
Other current assets	13,513	(6,928)	29,634	(26,110)
Accounts payable and other current liabilities	(45,375)	50,770	(222,727)	69,419
Net cash provided by operating activities	206,001	502,201	576,546	1,271,970
Cash flows from investing activities:
Oil and gas expenditures	(171,807)	(492,390)	(771,029)	(1,630,929)
Sales of oil and gas assets	29,827	450,587	38,343	451,710
Sales of other assets	340	7,927	1,057	8,178
Other capital expenditures	(22,203)	(25,383)	(58,085)	(76,784)
Net cash used by investing activities	(163,843)	(59,259)	(789,714)	(1,247,825)
Cash flows from financing activities:
Net bank debt borrowings	—	—	—	(174,000)
Proceeds from other long-term debt	—	—	—	750,000
Proceeds from sale of common stock	—	—	752,100	—
Financing and underwriting fees	(100)	(398)	(22,663)	(11,616)
Dividends paid	(15,082)	(13,910)	(43,211)	(39,932)
Proceeds from exercise of stock options and other	15,456	6,468	20,392	10,529
Net cash provided by (used in) financing activities	274	(7,840)	706,618	534,981
Net change in cash and cash equivalents	42,432	435,102	493,450	559,126
Cash and cash equivalents at beginning of period	856,880	128,555	405,862	4,531
Cash and cash equivalents at end of period	$899,312	$563,657	$899,312	$563,657

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	September 30,	December 31,
	2015	2014
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$899,312	$405,862
Receivables, net	260,060	412,108
Oil and gas well equipment and supplies	65,096	89,780
Deferred income taxes	6,863	13,475
Derivative instruments	1,501	—
Other current assets	5,629	10,579
Total current assets	1,238,461	931,804
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	15,206,618	14,402,064
Unproved properties and properties under development, not being amortized	584,799	759,149
	15,791,417	15,161,213
Less – accumulated depreciation, depletion, amortization and impairment	(11,597,715)	(8,257,502)
Net oil and gas properties	4,193,702	6,903,711
Fixed assets, net	229,136	211,031
Goodwill	620,232	620,232
Derivative instruments	467	—
Other assets, net	54,364	58,515
	$6,336,362	$8,725,293
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$71,620	$138,051
Accrued liabilities	286,760	447,384
Revenue payable	122,728	190,892
Total current liabilities	481,108	776,327
Long-term debt	1,500,000	1,500,000
Deferred income taxes	733,371	1,754,706
Other liabilities	187,916	193,628
Total liabilities	2,902,395	4,224,661
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 94,559,630 and 87,592,535 shares issued, respectively	946	876
Paid-in capital	2,753,768	1,997,080
Retained earnings	678,950	2,501,574
Accumulated other comprehensive income	303	1,102
	3,433,967	4,500,632
	$6,336,362	$8,725,293

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957